UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 10, 2008

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INTERSTATE DATA USA, INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-53234	61-1348524
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1900 West Loop South, # 1850
Houston, Texas 77027
(Address of Principal Executive Office) (Zip Code)

(606) 324-0048
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

(a) On October 10, 2008, Interstate Data USA, Inc. (the “Company”) issued and sold in a private placement to “accredited investors,” as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), 358,333 shares of common stock, par value $.001 per share (the “Common Stock”), at a purchase price of $3.00 per share, for aggregate cash proceeds of $1,075,000. No commissions or discounts were paid in the offering.

The issuance of such shares of Common Stock was exempt from the registration requirements of the Securities Act under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.  The offering is not being registered under the Securities Act and the securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. No advertising or general solicitation was employed in the offering, and all certificates representing the shares of Common Stock will bear a restrictive legend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERSTATE DATA USA, INC.
(Registrant)

Date: October 15, 2008	By:	/s/ Randall R. Carpenter
	Name:	Randall R. Carpenter
	Title:	President

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